Exhibit 5.1

OPINION OF COUNSEL

Goldfarb Seligman & Co.

Electra Tower

98 Yigal Alon Street

Tel Aviv 6789141, Israel

June 8, 2015

Cellcom Israel Ltd.

10 Hagavish Street

Netanya 42140, Israel

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-3, as it may be amended from time to time (the “Registration Statement”), to be filed on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on behalf of Cellcom Israel Ltd., an Israeli company (the “Company”). We have acted as Israeli counsel to the Company in connection with the filing of the Registration Statement, which includes a prospectus to be furnished to shareholders of the Company in connection with the offering by the Company to its shareholders of subscription rights (the “Subscription Rights”) entitling the holders thereof to purchase ordinary shares, par value NIS 0.01 per share, of the Company (the “Rights Shares”, and together with the Subscription Rights, the “Securities”). The Subscription Rights will be evidenced by subscription rights certificates (collectively, the “Subscription Rights Certificates”) and will be issued pursuant to Subscription Rights Agreements (the “Subscription Rights Agreements”) to be entered into between the Company and one or more subscription agents (the “Subscription Agents”). The Registration Statement relates to the Subscription Rights and to the Rights Shares that may be issued and sold by the Company upon exercise of the Subscription Rights.

We are members of the Israeli bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any jurisdiction other than Israel.

In connection with this opinion, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have also examined such questions of Israeli law as we have considered necessary or appropriate for the purposes of this opinion. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us, the authenticity of the originals of such copies and, as to matters of fact, the accuracy of all statements and representations made by officers of the Company and the legal competence and capacity of such natural persons.

We have also assumed that: (1) at the time of issuance and delivery of the Subscription Rights, the Subscription Rights Agreements will have been duly authorized, executed and delivered by the Company and the Subscription Agents, as applicable; (2) at the time of issuance and delivery of the Subscription Rights, the Subscription Rights Agreements will be the valid and legally binding obligation of the Subscription Agents, enforceable against such parties in accordance with their respective terms; and (3) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based on the foregoing, in reliance thereon and subject to the qualifications, limitations and exceptions stated herein, and the effectiveness of the Registration Statement under the Act, we advise you that in our opinion:

1.	the Company is duly incorporated and validly existing under the laws of the State of Israel;

2.	assuming the taking of all necessary corporate action to authorize and approve the issuance of the Securities, the terms of the offering thereof and related matters, including the entering into of the Subscription Rights Agreements:

a.	the Subscription Rights have been duly authorized and, when issued in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued and non-assessable, and will be binding obligations of the Company; and

b.	the Rights Shares have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of the Subscription Rights Certificates and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable, and will be binding obligations of the Company.

This opinion is rendered as of the date hereof and is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect this opinion and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including any applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus that is included in the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

Sincerely,

/s/ Goldfarb Seligman & Co.

Goldfarb Seligman & Co.